Exhibit 32.1

Written Statement of the President Pursuant to 18 U.S.C. Section 1350

      Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Innovative Food Holdings, Inc. (“Registrant”), hereby certifies that the Registrant’s Annual Report on Form 10-KSB for the twelve months ended December 31, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ JONATHAN STECKLER

Jonathan Steckler
President

Date: September 15, 2005